Exhibit 23.7


                              CONSENT OF LECG, LLC


The Directors
ClearOne Communications, Inc.

We consent to the use of our name in Amendment No. 3 to the Registration Statement (Form S-4, No. 333-82242) and related Prospectus of ClearOne Communications, Inc.

/s/ LECG

LECG, LLC
May 6, 2002